EXHIBIT 99(a)

                           OFFICERS' CERTIFICATE


         We, Robert A. Wegner, Vice President and Chief Financial Officer of Case Credit Corporation (the "Company") and Ralph A. Than, Vice President and Treasurer of the Company, pursuant to Section 4.09 of the Sales and Servicing Agreement dated as of August 1, 1999, among Case Equipment Loan Trust 1999-B, Case Credit Corporation and CNH Receivables Inc. (the "Agreement"), do hereby certify as follows:

             (i) a review of the activities of the Servicer from the Initial Cutoff Date to December 31, 1999, and of its performance under the Agreement has been made under our supervision; and

             (ii) to the best of our knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout such period.

Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Agreement.

Dated:   As of December 31, 1999



                                 CASE CREDIT CORPORATION, as Administrator



                                 /s/ Robert A. Wegner
                                 ----------------------------------------------
                                     Robert A. Wegner
                                     Vice President and Chief Financial Officer

                                /s/ Ralph A. Than
                                ------------------------------------------
                                    Ralph A. Than
                                    Vice President and Treasurer